Exhibit 10.1

AMENDED AND RESTATED EQUITY PURCHASE AGREEMENT

This Amended and Restated Equity Purchase Agreement (this “Agreement”), dated as of November 10, 2023, is entered into between Beijing Hehe Property Management Co., Ltd., a company established under the rules of the People’s Republic of China (“Seller”), Shanghai Highlight Entertainment Co., Ltd., a company established under the rules of the People’s Republic of China (“Buyer”), and GD Culture Group Limited (“GDC”) to amend and place the Equity Purcahse Agreement dated October 27, 2023 (the “Original Agreement”) by and among Seller, Buyer and GDC. Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Buyer owns sixty percent (60%) of the total equity interest in Shanghai Xianzhui Technology Co., Ltd., a company established under the rules of the People’s Republic of China (the “Company”);

WHEREAS, Seller owns twenty percent (20%) of the total equity interest the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 13.3333% the total equity interest of the Company (the “Target Equity Interest”), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Target Equity Interest, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”), for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. In exchange for the Target Equity Interest, Buyer shall cause GDC to issue 400,000 shares of common stock of GDC (the “GDC Shares”), valued at $2.7820 per share, the average closing bid price of the common stock of GDC as of the five trading days immediately prior to the date of the Original Agreement, to Seller or its assigns at the Closing.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place within thirty (30) days from the execution of this Agreement on the date of this Agreement (the “Closing Date”) as the parties may mutually agree upon.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer a certificate evidencing the Target Equity Interest, free and clear of all Encumbrances.

Section 2.03 GDC’s Deliveries. At the Closing, GDC shall deliver the GDC Shares to Seller or its assigns.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a company duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the People’s Republic of China. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a company duly organized, validly existing, and in good standing under the Laws of the People’s Republic of China and has full power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted.

Section 3.03 Capitalization. The Target Equity Interest have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Shares and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances. The Target Equity Interest was issued in compliance with applicable Laws. None of the Target Equity Interest was issued in violation of any agreement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”). There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any equity interest of, or any other interest in, the Company. There are no voting trusts, shareholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Target Equity Interest. The term “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

Section 3.04 No Subsidiaries. The Company does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.05 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

Section 3.06 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at September 30, 2023 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the period then ended (the “Financial Statements”) have been delivered to Buyer. The balance sheet of the Company as of September 30, 2023 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

Section 3.09 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summonses, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by the Company, Seller, or any Affiliate of Seller: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 3.10 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, “Permits”) in order for the Company to conduct its business have been obtained and are valid and in full force and effect.

Section 3.11 Investment Purpose. Seller is acquiring the GDC Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Seller acknowledges that GDC has not registered the offer and sale of the GDC Shares under the Securities Act or any state securities laws, and that the GDC Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.12 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a company duly organized, validly existing, and in good standing under the Laws of the People’s Republic of China. Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Investment Purpose. Buyer is acquiring the Target Equity Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. Buyer acknowledges that Seller has not registered the offer and sale of the Target Equity Interest under the Securities Act or any state securities laws, and that the Target Equity Interest may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

ARTICLE V
Representations and warranties of GDC

GDC represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01 Organization and Authority of GDC. GDC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. GDC has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which GDC is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by GDC of this Agreement and any other Transaction Document to which GDC is a party, the performance by GDC of its obligations hereunder and thereunder, and the consummation by GDC of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of GDC. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of GDC enforceable against GDC in accordance with their respective terms.

Section 5.02 No Conflicts; Consents. The execution, delivery, and performance by GDC of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of GDC; (b) violate or conflict with any provision of any Law or Governmental Order applicable to GDC; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 5.03 Capitalization. The authorized shares of the Company consist of 200,000,000 shares of common stock, $0.0001 par value, of which 3,053,563 shares are issued and outstanding as of the date of the Original Agreement, and 20,000,000 shares of preferred stock, $0.0001 par value, of which none is issued and outstanding as of the date of the Original Agreement. All of the GDC Shares have been duly authorized, and when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances.

Section 5.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of GDC.

ARTICLE VI
Covenants

Section 6.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to, hold in confidence any and all information, in any form, concerning the Company, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed; provided, however, Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VII
Term and TERMINATION

Section 7.01 Term. This Agreement shall be effective for thirty (30) days from the date hereof, which can be extended for an additional thirty (30) days upon all parties’ written agreement.

Section 7.02 Termination. During the terms specified in Section 7.01, GDC or the Buyer may terminate this Agreement at any time with a three (3) day advance written notice to the Seller delivered pursuant to Section 9.02 of this Agreement.

ARTICLE VIII
Indemnification

Section 8.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer, GDC and their respective Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 8.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 8.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. No action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.04 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date; provided, however, the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05, Section 3.12, Section 4.01, Section 4.02, Section 4.04, Section 5.01, Section 5.02 and Section 5.04 shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

ARTICLE IX
Miscellaneous

Section 9.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the addresses on the signature page (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

Section 9.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 9.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including but not limited to the Original Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the statements in the body of this Agreement will control.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 9.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or representatives thereunto duly authorized.

SELLER
Beijing Hehe Property Management Co., Ltd.

By	/s/ Qingguo Wang
Name:	Qingguo Wang
Title:	Director
Address:

BUYER
Shanghai Highlight Entertainment Co., Ltd.

By	/s/ Zihao Zhao
Name:	Zihao Zhao
Title:	CFO
Address:

GDC
GD Culture Group Limited

By	/s/ Xiao Jian Wang
Name:	Xiao Jian Wang
Title:	Chief Executive Officer
Address: